UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2024

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida	32835
(Address of principal executive offices)	(Zip Code)

(407) 613-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 5, 2024, Hilton Grand Vacations Borrower Escrow, LLC and Hilton Grand Vacations Borrower Escrow, Inc., each wholly-owned subsidiaries of Hilton Grand Vacations Inc. (the “Company”), commenced an offering (the “Offering”) of $900 million in aggregate principal amount of senior secured notes due 2032 in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the proceeds from the Offering to (i) finance the consummation of the Company’s previously announced proposed acquisition (the “Acquisition”) of Bluegreen Vacations Holding Corporation (“BVH”), pursuant to the Agreement and Plan of Merger, dated November 5, 2023, by and among the Company, Heat Merger Sub, Inc. and BVH (the “Merger Agreement”), (ii) repay certain outstanding indebtedness and (iii) pay related fees, costs, premiums and expenses in connection with these transactions.

In connection with the Offering, the Company disclosed certain information relating to the Company, BVH and the Acquisition to prospective investors in a preliminary offering memorandum, dated January 5, 2024 (the “Preliminary Offering Memorandum”), excerpts of which are furnished herewith pursuant to Regulation FD, in the general form presented in the Preliminary Offering Memorandum, as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On January 5, 2024, the Company issued a press release regarding the Offering in accordance with Rule 135c under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Excerpts from preliminary offering memorandum of the Company, dated January 5, 2024

Exhibit 99.2	Press Release, dated January 5, 2024

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements convey management’s expectations as to the Company’s future, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time the Company makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this communication include statements related to the Company’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts, including related to the proposed transaction between the Company and BVH.

The Company cautions you that its forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond the Company’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, including those related to the proposed transaction between the Company and BVH, could adversely impact the Company’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in the Company’s quarterly reports (including, without limitation, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023), current reports and other filings the Company makes with the Securities and Exchange Commission.

The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date:    January 5, 2024